Exhibit 99.4

EXHIBIT 99.4	RISK FACTORS

An investment in our common stock, preferred stock or debt securities involves risks that you should carefully consider. The following discussion, along with management’s discussion and analysis and our financial statements and footnotes, sets forth the most significant risks and uncertainties that we believe could adversely affect our business, financial condition or results of operations. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also have a material adverse effect on our business, financial condition or results of operations. There is no assurance that this discussion covers all potential risks that we face. The occurrence of the described risks could cause our results to differ materially from those described in our forward-looking statements included elsewhere in this report, and could result in the loss of some or all of your investment.

Risk Factors Associated With Our Business

We must effectively manage our credit risk. The risk of non-payment of loans is inherent in commercial banking. Increased credit risk may result from several factors, including adverse changes in economic and industry conditions, declines in the value of collateral and risks related to individual borrowers. We rely heavily on information provided by third parties when originating and monitoring loans. If this information is intentionally or negligently misrepresented and we do not detect such misrepresentations, the credit risk associated with the transaction may be increased. Although we attempt to manage our credit risk by carefully monitoring the concentration of our loans within specific loan categories and industries and through prudent loan approval and monitoring practices in all categories of our lending, we cannot assure you that our approval and monitoring procedures will reduce these lending risks. If our credit administration personnel, policies and procedures are not able to adequately adapt to changes in economic or other conditions that affect customers and the quality of the loan portfolio, we may incur increased losses that could adversely affect our financial results.

A significant portion of our assets consists of commercial loans. We generally invest a greater proportion of our assets in commercial loans to business customers than other banking institutions of our size, and our business plan calls for continued efforts to increase our assets invested in these loans. At December 31, 2013, approximately 44% of our loan portfolio was comprised of commercial loans. Commercial loans may involve a higher degree of credit risk than other types of loans due, in part, to their larger average size, the effects of changing economic conditions on the businesses of our commercial loan customers, the dependence of borrowers on operating cash flow to service debt and our reliance upon collateral which may not be readily marketable. Due to the proportionate amount of these commercial loans in our portfolio, losses incurred on a relatively small number of commercial loans could have a materially adverse impact on our results of operations and financial condition.

A significant portion of our loans are secured by commercial and residential real estate. At December 31, 2013, approximately 30% of our loan portfolio was comprised of loans with real estate as the primary component of collateral. Our real estate lending activities, and our exposure to fluctuations in real estate collateral values, are significant and expected to increase as our assets increase. The market value of real estate can fluctuate significantly in a relatively short period of time as a result of market conditions in the geographic area in which the real estate is located. If the value of real estate serving as collateral for our loans declines materially, a significant part of our loan portfolio could become under-collateralized and losses incurred upon borrower defaults would increase. Conditions in certain segments of the real estate industry, including homebuilding, lot development and mortgage lending, may have an effect on values of real estate pledged as collateral for our loans. The inability of purchasers of real estate, including residential real estate, to obtain financing may weaken the financial condition of our borrowers who are dependent on the sale or refinancing of property to repay their loans.

We must maintain an adequate allowance for loan losses. Our experience in the banking industry indicates that some portion of our loans will become delinquent, and some may only be partially repaid or may never be repaid at all. We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to expense each quarter, that is consistent with management’s assessment of the collectability of the loan portfolio in light of the amount of loans committed and outstanding and current economic conditions and market trends. When specific loan losses are identified, the amount of the expected loss is removed, or charged-off, from the allowance. Our methodology for establishing the adequacy of the allowance for loan losses depends on our subjective application of risk grades as indicators of each borrower’s ability to repay the loan.

If our assessment of future losses is inaccurate, or economic and market conditions or the borrower’s financial performance experience material unanticipated changes, the allowance may become inadequate, requiring larger provisions for loan losses that can materially decrease our earnings. Certain of our loans individually represent a significant percentage of our total allowance for loan losses. Adverse collection experience in a relatively small number of these loans could require an increase in the provision for loan losses. Federal regulators periodically review our allowance for loan losses and, based on their judgments, which may be different than ours, may require us to change classifications or grades of loans, increase the allowance for loan losses and recognize further loan charge-offs. Any increase in the allowance for loan losses or in the amount of loan charge-offs required by these regulatory agencies could have a negative effect on our results of operations and financial condition.

We must effectively manage our interest rate risk. Our profitability is dependent to a large extent on our net interest income, which is the difference between the interest income paid to us on our loans and investments and the interest we pay to third parties such as our depositors, lenders and debtholders. Changes in interest rates can impact our profits and the fair values of certain of our assets and liabilities. Prolonged periods of unusually low interest rates may have an adverse effect on our earnings by reducing yields on loans and other earning assets. Increases in market interest rates may reduce our customers’ desire to borrow money from us or adversely affect their ability to repay their outstanding loans by increasing their debt service obligations through the periodic reset of adjustable interest rate loans. If our borrowers’ ability to pay their loans is impaired by increasing interest payment obligations, our level of non-performing assets would increase, producing an adverse effect on operating results. Increases in interest rates can have a material impact on the volume of mortgage originations and refinancings, adversely affecting the profitability of our mortgage finance business. Interest rate risk can also result from mismatches between the dollar amounts of repricing or maturing assets and liabilities and from mismatches in the timing and rates at which our assets and liabilities reprice. We actively monitor and manage the balances of our maturing and repricing assets and liabilities to reduce the adverse impact of changes in interest rates, but there can be no assurance that we will be able to avoid material adverse effects on our net interest margin in all market conditions.

Federal prohibitions on the ability of financial institutions to pay interest on demand deposit accounts were repealed in 2011 by the Dodd-Frank Act. This change has had limited impact to date due to the excess of commercial liquidity and the very low rate environment in recent years. There can be no assurance that we will not be materially adversely affected in the future if economic activity increases and interest rates rise, which may result in our interest expense increasing, and our net interest margin decreasing, if we must offer interest on demand deposits to attract or retain customer deposits.

We must effectively execute our business strategy in order to continue our asset and earnings growth. Our core strategy is to develop our business principally through organic growth. Our prospects for continued growth must be considered in light of the risks, expenses and difficulties frequently encountered by companies seeking to realize significant growth. In order to execute our growth strategy successfully, we must, among other things:

•	continue to identify and expand into suitable markets and lines of business, in Texas, regionally and nationally;

•	develop new products and services and execute our full range of products and services more efficiently and effectively;

•	attract and retain qualified bankers in each of our targeted markets to build our customer base;

•	expand our loan portfolio while maintaining credit quality;

•	attract sufficient deposits and capital to fund our anticipated loan growth;

•	control expenses; and

•	maintain sufficient qualified staffing and infrastructure to support growth and compliance with increasing regulatory requirements.

Failure to effectively execute our business strategy could have a material adverse effect on our business, future prospects, financial condition or results of operations.

Our future profitability depends, to a significant extent, upon our middle market business customers. Our future profitability depends, to a significant extent, upon revenue we receive from middle market business customers, and their ability to continue to meet their loan obligations. Adverse economic conditions or other factors affecting this market segment may have a greater adverse effect on us than on other financial institutions that have a more diversified customer base.

Our business is concentrated in Texas. A substantial majority of our customers are located in Texas. As a result, our financial condition and results of operations may be strongly affected any prolonged period of economic recession or other adverse business, economic or regulatory conditions affecting Texas businesses and financial institutions.

Our growth plans are dependent on the availability of capital and funding. Our historical ability to raise capital through the sale of capital stock and debt securities may be affected by economic and market conditions or regulatory changes that are beyond our control. Adverse changes in our operating performance or financial condition could make raising additional capital difficult or more expensive or limit our access to customary sources of funding, including inter-bank borrowings, repurchase agreements and borrowings from the Federal Reserve Bank of Dallas or the Federal Home Loan Bank. We cannot offer assurance that capital will be available to us in the future, upon acceptable terms or at all. Our efforts to raise capital could require the issuance of securities at times and with maturities, conditions and rates that are disadvantageous, and which could have a dilutive impact on our current stockholders. Factors that could adversely affect our ability to raise additional capital include conditions in the capital markets, our financial performance, regulatory actions and general economic conditions. Increases in our cost of capital, including increased interest or dividend requirements, could have a direct adverse impact on our operating performance and our ability to achieve our growth objectives. Trust preferred securities are no longer a viable as a source of new long-term debt capital as a result of regulatory changes. The treatment of our existing trust preferred securities as capital may be subject to further regulatory change prior to their maturity, which could require the Company to seek additional capital.

We must effectively manage our liquidity risk. Our bank requires available funds (liquidity) to meet its deposit, debt and other obligations as they come due as well as unexpected demands for cash payments. Our bank’s principal source of funding consists of customer deposits. A substantial majority of our bank’s liabilities consist of demand, savings, interest checking and money market deposits, which are payable on demand or upon several days’ notice. By comparison, a substantial portion of our assets are loans, most of which, excluding our mortgage finance loans, cannot be collected or sold in so short a time frame, creating the potential for an imbalance in the availability of liquid assets to satisfy depositors and loan funding requirements. We hold smaller balances of marketable securities than many of our competitors, limiting our ability to increase our liquidity by completing market sales of these assets. An inability to raise funds through deposits, borrowings, the sale of securities and loans and other sources, including our access to capital market transactions, could have a substantial negative effect on our bank’s liquidity. We actively manage our available sources of funds to meet our expected needs under normal and financially stressed conditions, but there is no assurance that our bank will be able to meet funding commitments to borrowers and replace maturing deposits and advances as necessary under all possible circumstances. Our bank’s ability to obtain funding could be impaired by factors beyond its control, such as disruptions in financial markets, negative expectations regarding the financial services industry generally or in our markets or negative perceptions of our bank.

Our bank sources a significant volume of its demand deposits from financial services companies and other commercial sources, resulting in a smaller number of larger deposits than would be typical of other banks in our markets. In recent periods over half of our total deposits have been attributable to customers whose balances exceed the $250,000 FDIC insurance limit. Many of these customers actively monitor our financial condition and results of operations and could withdraw their deposits quickly upon the occurrence of a material adverse development affecting our bank. One potential source of liquidity for our bank consists of “brokered deposits” arranged by brokers acting as intermediaries, typically larger money-center financial institutions. We have significant balances of other deposits defined for regulatory purposes to be brokered deposits, including deposits provided by certain of our customers in connection with our delivery of other financial services to them or their customers. If we do not maintain our regulatory capital above the level required to be well capitalized FDIC consent would be required for us to continue to obtain deposits classified as brokered deposits. Our non-traditional deposits are subject to greater operational and reputational risk of unexpected withdrawal than traditional demand and time deposits, particularly those provided by consumers. See Management’s Discussion and Analysis of Financial Condition and Results of Operations below for further discussion of our liquidity.

We must be effective in developing and executing new lines of business and new products and services while managing associated risks. Our business strategy requires that we develop and grow new lines of business and offer new products and services within existing lines of business in order to compete successfully and realize our growth objections. Substantial costs, risks and uncertainties are associated with these efforts, particularly in instances where the markets are not fully developed. Developing and marketing new activities requires that we invest significant time and resources before revenues and profits can be realized. Timetables for the development and launch of new activities may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also adversely impact the successful execution of new activities. New activities necessarily entail additional risks and may present additional risks to the effectiveness of our system of internal controls. All service offerings, including current offerings and new activities, may become more risky due to changes in economic, competitive and market conditions beyond our control. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

We must continue to attract and retain key personnel. Our success depends to a significant extent upon our ability to attract and retain experienced bankers in each of our markets. Competition for the best people in our industry can be intense, and there is no assurance that we will continue to have the same level of success in this effort that has supported our historical results. Factors that affect our ability to attract and retain key employees include our compensation and benefits programs, our profitability and our reputation for rewarding and promoting qualified employees. The cost of employee compensation is a significant portion of our operating expenses and can materially impact our results of operations. The unanticipated loss of the services of key personnel could have an adverse effect on our business. Although we have entered into employment agreements with certain key employees, we cannot assure you that we will be successful in retaining them.

Our business faces unpredictable economic and business conditions. Our business is directly impacted by general economic and business conditions in the United States and abroad. The credit quality of our loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which we conduct our business. Our continued financial success can be affected by other factors that are beyond our control, including:

•	national, regional and local economic conditions;

•	general economic consequences of international conditions, such as weakness in European sovereign debt and the impact of that weakness on the US and global economies;

•	legislative and regulatory changes impacting our industry;

•	the financial health of our customers and economic conditions affecting them and the value of our collateral, including changes in the price of energy and other commodities;

•	the incidence of fraud, illegal payments, security breaches and other illegal acts among or impacting our bank and our customers;

•	structural changes in the markets for origination, sale and servicing of residential mortgages;

•	changes in governmental economic and regulatory policies generally, including the extent and timing of intervention in credit markets by the Federal Reserve Board or withdrawal from that intervention;

•	changes in the availability of liquidity at a systemic level; and

•	material inflation or deflation.

Substantial deterioration in any of the foregoing conditions, including continuation of weak economic recovery and employment growth in recent years, can have a material adverse effect on our prospects and our results of operations and financial condition. There is no assurance that we will be able to sustain our historical rate of growth or our profitability. Our bank’s customer base is primarily commercial in nature, and our bank does not have a significant retail branch network or retail consumer deposit base. In periods of economic downturn, business and commercial deposits may be more volatile than traditional retail consumer deposits. As a result, our financial condition and results of operations could be adversely affected to a greater degree by these uncertainties than our competitors who have a larger retail customer base.

We compete with many larger banks and other financial service providers. Competition among providers of financial services in our markets, in Texas, regionally and nationally, is intense. We compete with other financial and bank holding companies, state and national commercial banks, savings and loan associations, consumer finance companies, credit unions, securities brokerages, insurance companies, mortgage banking companies, money market mutual funds, asset-based non-bank lenders, government sponsored or subsidized lenders and other financial services providers. Many of these competitors have substantially greater financial resources, lending limits and larger branch networks than we do, and are able to offer a broader range of products and services than we can, including systems and services that could protect customers from cyber threats. We are increasingly faced with competition in many of our products and services by non-bank providers who may have competitive advantages of size, access to potential customers and fewer regulatory requirements. Failure to compete effectively for deposit, loan and other banking customers in our markets could cause us to lose market share, slow our growth rate or suffer adverse effects on our financial condition and results of operations.

Our accounting estimates and risk management processes rely on management judgment, which may be supported by analytical and forecasting models. The processes we use to estimate probable credit losses for purposes of establishing the allowance for loan losses and to measure the fair value of financial instruments, as well as the processes we use to estimate the effects of changing interest rates and other market measures on our financial condition and results of operations, depend upon management’s judgment. Management’s judgment and the data relied upon by management may be based on assumptions that prove to be inaccurate, particularly in times of market stress or other unforeseen circumstances. Even if the relevant factual assumptions are accurate, our decisions may prove to be inadequate or inaccurate because of other flaws in the design or use of analytical tools used by management. Any such failures in our processes for producing accounting estimates and managing risks could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on funds obtained from capital transactions or from our bank to fund our obligations. We are a financial holding company engaged in the business of managing, controlling and operating our bank. We conduct no material business or other activity at the parent company level other than activities incidental to holding equity and debt investments in our bank. As a result, we rely on the proceeds of capital transactions and payments of interest and principal on loans made to our bank to pay our operating expenses, to satisfy our obligations to debtholders and to pay dividends on our preferred stock. We may in the future rely on dividends from our bank to satisfy all or part of our parent company financial obligations. Our bank’s ability to pay dividends may be limited. The profitability of our bank is subject to fluctuation based upon, among other things, the cost and availability of funds, changes in interest rates and economic conditions in general. Our bank’s ability to pay dividends to us is subject to regulatory limitations that can, under certain adverse circumstances, prohibit the payment of dividends to us by our bank. Our right to participate in any distribution from the sale or liquidation of our bank is subject to the prior claims of our bank’s creditors. If we are unable to access funds from capital transactions or our bank we may be unable to satisfy our obligations to creditors or debtholders or pay dividends on our preferred stock.

We must effectively manage our counterparty risk. Financial services institutions are interrelated as a result of trading, clearing, counterparty and other relationships. Our bank has exposure to many different industries and counterparties, and routinely executes transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional clients. Many of these transactions expose our bank to credit risk in the event of a default by a counterparty or client. In addition, our bank’s credit risk may be increased when the collateral it is entitled to cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of its credit or derivative exposure. Any such losses could have a material adverse effect on our business, financial condition and results of operations.

We must effectively manage our information systems risk. We rely heavily on our communications and information systems to conduct our business. The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. Our ability to compete successfully depends in part upon our ability to use technology to provide products and services that will satisfy customer demands. Many of the Company’s competitors invest substantially greater resources in technological improvements than we do. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers, which may negatively affect our business, results of operations or financial condition.

Our communications and information systems remain vulnerable to unexpected disruptions and failures. Any failure or interruption of these systems could impair our ability to serve our customers and to operate our business and could damage our reputation, result in a loss of business, subject us to additional regulatory scrutiny or enforcement or expose us to civil litigation and possible financial liability. While we have developed extensive recovery plans, we cannot assure that those plans will be effective to prevent adverse effects upon us and our customers resulting from system failures.

We collect and store sensitive data, including personally identifiable information of our customers and employees. Computer break-ins of our systems or our customers’ systems, thefts of data and other breaches and criminal activity may result in significant costs to respond, liability for customer losses if we are at fault, damage to our customer relationships, regulatory scrutiny and enforcement and loss of future business opportunities due to reputational damage. Although we, with the help of third-party service providers, will continue to implement security technology and establish operational procedures to protect sensitive data, there can be no assurance that these measures will be effective. We advise and provide training to our customers regarding protection of their systems, but there is no assurance that our advice and training will be appropriately acted upon by our customers or effective to prevent losses. In some cases we may elect to contribute to the cost of responding to cybercrime against our customers, even when we are not at fault, in order to maintain valuable customer relationships.

Our operations rely on external vendors. We rely on certain external vendors to provide products and services necessary to maintain our day-to-day operations, particularly in the areas of operations, treasury management systems, information technology and security, exposing us to the risk that these vendors will not perform as required by our agreements. An external vendor’s failure to perform in accordance with our agreement could be disruptive to our operations, which could have a material adverse impact on our business, financial condition and results of operations.

Our business is susceptible to fraud. Our business exposes us to fraud risk from our loan and deposit customers and the parties they do business with. We rely on financial and other data which could turn out to be fraudulent in accepting new customers, executing their financial transactions and making and purchasing loans and other financial assets. In times of increased economic stress we are at increased risk of fraud losses. We believe we have underwriting and operational controls in place to prevent or detect such fraud, but we cannot provide assurance that these controls will be effective in detecting fraud or that we will not suffer fraud costs or losses at levels that adversely affect our financial results or reputation. Our lending customers may also experience fraud in their businesses which could adversely affect their ability to repay their loans.

We are subject to extensive government regulation and supervision. We, as a bank holding company and financial holding company, and our bank as a national bank, are subject to extensive federal and state regulation and supervision that impacts our business on a daily basis. See the discussion above at Business – Regulation and Supervision. These regulations affect our lending practices, permissible products and services and their terms and conditions, customer relationships, capital structure, investment practices, accounting, financial reporting, operations and our ability to grow, among other things. These regulations also impose obligations to maintain appropriate policies, procedures and controls to detect, prevent and report money laundering and terrorist financing and to verify the identities of our customers.

Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect us in substantial and unpredictable ways. Recent material changes in regulation and requirements imposed on financial institutions, such as the Dodd-Frank Act and the Basel III Accord, result in additional costs, impose more stringent capital, liquidity and leverage requirements, limit the types of financial services and products we may offer and increase the ability of non-bank financial services providers to offer competing financial services and products, among other things. The Dodd-Frank Act has not yet been fully implemented and there are many additional regulations that have not been proposed, or if proposed, have not been adopted. The full impact of the Dodd-Frank Act on our business strategies is unknown at this time and cannot be predicted.

We receive inquiries from our regulators from time to time regarding, among other things, lending practices, reserve methodology, interest rate and operational risk management, regulatory and financial accounting practices and policies and related matters, which can divert management’s time and attention from focusing on our business. Because our assets now exceed $10 billion we are subject to additional regulatory requirements and have increased the amount of management time and expense devoted to developing the infrastructure to support our compliance. Commencing in 2014 we are required to conduct enhanced stress testing to evaluate the adequacy of our capital and liquidity planning. Uncertainties regarding the conditions and risk factors that will be required to be included in stress tests and how the financial models of our business will respond subject us to risk as this new activity is implemented. Any change to our practices or policies requested or required by our regulators, or any changes in interpretation of regulatory policy applicable to our businesses, may have a material adverse effect on our business, results of operations or financial condition.

We expend substantial effort and incur costs to continually improve our systems, controls, accounting, operations, information security, compliance, audit effectiveness, analytical capabilities, staffing and training in order to satisfy regulatory requirements. We cannot offer assurance that these efforts will satisfy applicable legal and regulatory requirements. Failure to comply with relevant laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations. While we have policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur.

The FDIC has imposed higher general and special assessments on deposits or assets based on general industry conditions and as a result of changes in specific programs, and there is no restriction on the amount by which the FDIC may increase deposit and asset assessments in the future. Increases in FDIC assessments, fees or taxes could affect our earnings. Reports from the Public Company Accounting Oversight Board’s (“PCAOB”) inspections of public accounting firms continue to outline findings and recommendations which could require these firms to perform additional work as part of their financial statement audits, increasing our audit and internal audit costs to respond to these added requirements and exposure to adverse findings by the PCAOB of the work performed. As a result, we have experienced, and may continue to experience, greater internal and external compliance and audit costs to comply with these changes that could adversely affect our results of operations.

We must maintain adequate regulatory capital to support our business objectives. Under regulatory capital adequacy guidelines and other regulatory requirements, we must satisfy capital requirements based upon quantitative measures of assets, liabilities and certain off-balance sheet items. Our satisfaction of these requirements is subject to qualitative judgments by regulators that may differ materially from management’s and that are subject to being determined retroactively for prior periods. Our ability to maintain our status as a financial holding company to continue to operate our bank as we have in recent periods is dependent upon a number of factors, including our bank qualifying as “well capitalized” and “well managed” under applicable prompt corrective action regulations and upon our company qualifying on an ongoing basis as “well capitalized” and “well managed” under applicable Federal Reserve regulations.

Failure to meet regulatory capital standards could have a material adverse effect on our business, including damaging the confidence of customers in us, adversely impacting our competitive position, limiting our ability to use brokered deposits, limiting our access to capital markets transactions, limiting our ability to pursue new activities and resulting in higher FDIC assessments on deposits or assets. Were we to fall below guidelines for being deemed “adequately capitalized” the OCC or Federal Reserve could impose further restrictions and requirements in order to effect “prompt corrective action.” The capital requirements applicable to us are in a process of continuous evaluation and revision in connection with

Basel III and the requirements of the Dodd-Frank Act. We cannot predict the final form, or the effects, of these regulations on our business, but among the possible effects are requirements that we slow our rate of growth or obtain additional capital which could reduce our earnings or dilute our existing stockholders.

We are subject to environmental liability risk associated with lending activities. A significant portion of our loan portfolio is secured by real property. During the ordinary course of business, we may foreclose on and take title to properties securing certain loans. There is a risk that hazardous or toxic substances could be found on these properties, and that we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property’s value by limiting our ability to use or sell it. Although we have policies and procedures requiring environmental review before initiating any foreclosure action on real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on our financial condition and results of operations. Future laws or regulations or more stringent interpretations or enforcement policies with respect to existing laws and regulations may increase our exposure to environmental liability.

Severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact our business. Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on our ability to conduct business. Such events could affect the stability of our deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause us to incur additional expenses. Hurricanes have caused extensive flooding and destruction along the coastal areas of Texas, including communities where we conduct business. Although management has established disaster recovery policies and procedures, the occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We are subject to claims and litigation in the ordinary course of our business, including claims that may not be covered by our insurers. Customers and other parties we engage with assert claims and take legal action against us on a regular basis and we regularly take legal action to collect unpaid borrower obligations, realize on collateral and assert our rights in commercial and other contexts. These actions frequently result in counter-claims against us. Litigation arises in a variety of contexts, including lending activities, employment practices, commercial agreements, fiduciary responsibility related to our wealth management services, intellectual property rights and other general business matters.

Claims and legal actions may result in significant legal costs to defend us or assert our rights and reputational damage that adversely affects existing and future customer relationships. If claims and legal actions are not resolved in a manner favorable to us we may suffer significant financial liability adverse effects upon our reputation, which could have a material adverse effect on our business, financial condition and results of operations. See Legal Proceedings below for additional disclosures regarding legal proceedings.

We purchase insurance coverage to mitigate a wide range of operating risks, including general liability, errors and omissions, professional liability, business interruption, cyber-crime and property loss, for events that may be materially detrimental to our bank or customers. There is no assurance that our insurance will be adequate to protect us against material losses in excess of our coverage limits or that insurers will perform their obligations under our policies without attempting to limit or exclude coverage. We could be required to pursue legal actions against insurers to obtain payment of amounts we are owed, and there is no assurance that such actions, if pursued, would be successful.

Our controls and procedures may fail or be circumvented. Management regularly reviews and updates our internal controls over financial reporting, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations and financial condition.